PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 31st day of August, 2000, by and between TECHSYS, INC., a New Jersey corporation with its principal executive offices located at 44 Aspen Drive, Livingston, New Jersey 07039 (the "Purchaser") and TECHNOLOGY KEIRETSU, LLC a New Jersey limited liability company, with its principal executive offices located at 35 Airport Road, Suite 340, Morristown, New Jersey 07950 (the "Seller"). Capitalized terms used in this Agreement but not defined upon their first usage are defined in
Section 9.1, unless otherwise noted.

         The parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                      PURCHASE AND SALE OF MEMBERSHIP UNITS

         1.1 Purchase. Subject to the terms and conditions hereof, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, (the "Sale") 214,286 membership units of the Seller, which membership units currently constitute approximately a 3% ownership interest in the Seller (the "Total Units"). The closing of 142,857 units of the Total Units (the "Initial Units") shall occur on the First Closing Date (as defined herein). The closing of 71,429 units of the Total Units (the "Subsequent Units") shall occur on the Second Closing Date (as defined herein).

         1.2 Form of Payment. The purchase price for the Total Units shall be $500,000 and 66,666 shares (the "Shares") of the Purchaser's common stock, no par value per share (the "Common Stock"). On the First Closing Date, (a) the Purchaser shall deliver to the Seller $250,000 in cash or other immediately available U.S. funds and certificates representing the Shares, and (b) the Seller shall deliver to the Purchaser certificates representing the Initial Units. On the Second Closing Date, conditioned on the completion of the Financing, (i) the Purchaser shall deliver to the Seller $250,000 in cash or other immediately available U.S. funds and (ii) the Seller shall deliver to the Purchaser certificates representing the Subsequent Units.

         1.3      Closing Dates.

                  (a) First Closing Date. The first closing of the Sale will take place no later than September 11, 2000, or such other time and date as shall be mutually agreed upon by the Purchaser and the Seller. Such time and date is herein called the "First Closing Date."

                  (b) Second Closing Date. The second closing of the Sale will take place no later than the fifth business day following the date the Seller completes the Financing, or such other time and date as shall be mutually agreed upon by the Purchaser and the Seller, unless the Seller cancels the Second Closing pursuant to Article 7. Such time and date is herein called the "Second Closing Date."

                  (c) Closing. The First Closing and the Second Closing are herein each called, individually, a "Closing" and, collectively, the "Closings." Each Closing shall occur at the offices of Pitney, Hardin, Kipp & Szuch LLP, 200 Campus Drive, Florham Park, New Jersey, or at such other location as may be agreed upon by the parties.

                                    ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants that:


         2.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Purchaser has all requisite corporate power and authority to carry on its business as described in the Purchaser Reports (as defined herein). The Purchaser is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify or be in good standing would materially adversely affect its business.

         2.2 Capitalization. The authorized capital stock of the Purchaser consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of August 29, 2000, there were:

                  (a)      3,836,878 shares of Common Stock outstanding,

                  (b) 9,966,100 shares of Common Stock reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of Common Stock, and

                  (c) 3,500,000 shares reserved for issuance under the 2000 Incentive Compensation Plan.

Except for interests pursuant to which shares have been reserved for issuance as set forth in the preceding sentence, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Purchaser to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests.

         2.3 Authorization; Binding Effect; No Breach. The Purchaser's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it. Each Transaction Document to which the Purchaser is a party constitutes a valid and binding obligation of the Purchaser which is enforceable against the Purchaser in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default under, (c) result in a violation of, (d) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, or (e) create any Lien under, the charter or bylaws of the Purchaser or any agreement, instrument, or other document, or any Legal Requirement, to which the Purchaser is, or any of its assets are, subject.

         2.4 Validity of the Shares. The Shares are duly authorized, reserved for issuance and will, when issued in accordance with the terms hereof and thereof, be validly issued, fully paid and non-assessable, free and clear of all Liens and any pre-emptive rights of the shareholders of the Purchaser.

         2.5 Governmental Filings. Except for the filing of an Additional Listing Application with The Nasdaq Stock Market, Inc. and a Notice of Sale of Securities Pursuant to Regulation D on Form D with the SEC, no notices, reports or other filings are required to be made by the Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Purchaser from, any Government Entity in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated by the Transaction Documents. Attached hereto as Exhibit A-1 is a certificate by the Seller certifying that, within the meaning of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), the Seller is not a person with total assets or net sales of $100 million or more, and attached hereto as Exhibit A-2 is a certificate by the Purchaser certifying that, within the meaning of the HSR Act, the Purchaser is not a person with total assets of $10 million or more.

         2.6 Purchaser Reports; Financial Statements. The Purchaser has filed with the SEC each report, proxy statement or information statement required to be filed by it since January 1, 2000 through the date hereof, including (a) the Purchaser's Annual Report on Form 10-KSB for the year ended December 31, 1999, as amended, (b) the Purchaser's Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2000, and (c) the Purchaser's Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2000 (collectively, the "Purchaser Reports"), copies of which have been made available to the Purchaser. As of their respective dates, the Purchaser Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the consolidated financial statements included in the Purchaser Reports complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Purchaser and its subsidiaries as of its date and each of the consolidated statements of income and of changes in cash flows included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of the Purchaser for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP, except as may be noted therein.

         2.7 Nasdaq Listing. The Common Stock is listed on the Nasdaq SmallCap and the Purchaser has not received any notice from The Nasdaq Stock Market, Inc. advising the Purchaser of the initiation of any delisting proceedings with respect to the Common Stock.

         2.8 Absence of Certain Changes. Except as disclosed in the Purchaser Reports filed prior to the date hereof, since January 1, 2000 the Purchaser has conducted its business only in, and has not engaged in any material transaction other than in, the ordinary and usual course of its business and there has not been any material adverse change in the financial condition, business, prospects or results of operations of the Purchaser and its Subsidiaries, taken as a whole, since January 1, 2000.

         2.9  Absence  of  Undisclosed   Liabilities.   The  Purchaser  and  its
Subsidiaries, taken as a whole, do not have any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities included on the latest balance sheet contained in the Purchaser Reports (the "Latest Balance Sheet"), (b) current liabilities which have arisen in the ordinary course of business and consistent with the Purchaser's past practice after the date of the Latest Balance Sheet (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed to the Purchaser, and (c) other liabilities and obligations expressly disclosed in this Agreement or in any Transaction Document.

         2.10  Litigation.  There  are  no  civil,  criminal  or  administrative actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser preventing, or which, if determined adversely to the Purchaser would prevent the Purchaser from consummating the transactions contemplated by the Transaction Documents or would have a material adverse effect on the financial condition, business, prospects or results of operations of the Purchaser or its Subsidiaries, taken as a whole.

         2.11 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon the Purchaser.

         2.12 Disclosure. Neither this Article 2 nor any certificate or other item delivered to the Purchaser by or on behalf of the Purchaser with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants that:


         3.1 Organization and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller has all requisite power and authority to carry on its business as presently conducted. The Seller is duly qualified to do business and is in good standing in every other jurisdiction where the failure to so qualify or be in good standing would materially adversely affect its business.

         3.2 Capitalization. The Seller has authorized 10,000,000 membership units, of which 7,140,616 are outstanding. There are no outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Seller to issue, sell or otherwise cause to become outstanding any of its membership units or equity interests or other instruments convertible into such interests.

         3.3 Authorization; Binding Effect; No Breach. The Seller's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it. Bruce Flitcroft is the chief executive manager of the Seller (the "Chief Executive Manager") and the Seller hereby represents that the Chief Executive Manager is duly authorized to execute and deliver, on behalf of the Seller, each Transaction Document to which the Seller is a party. Each Transaction Document to which the Seller is a party constitutes a valid and binding obligation of the Seller which is enforceable against the Seller in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of the Seller or any agreement, instrument, or other document, or any Legal Requirement, to which the Seller or any of its assets is subject.

         3.4 Validity of the Membership Units. The Initial Units and the Subsequent Units are duly authorized, reserved for issuance and will, when issued in accordance with the terms hereof and thereof, be validly issued in accordance with the terms of the Seller's Operating Agreement (the "Seller's Operating Agreement"), free and clear of all Liens. The Initial Units and the Subsequent Units represent the rights, title and interest in the Seller, including the right to a percentage share of distributions of net cash flow and net proceeds from the Seller as well as the right to participate in the management and affairs of the Seller pursuant to the Seller's Operating Agreement.

         3.5 Investment Purpose. The Seller is capable of evaluating the risk of its investment in the Shares and is able to bear the economic risk of such investment, including a complete loss thereof, that it is purchasing the Shares for its own account and that the Shares are being purchased by the Seller for investment and not with a view to any resale or distribution thereof. If the Seller should in the future decide to dispose of the Shares (which it does not now contemplate), it is understood that the Seller may do so only in compliance with the Securities Act and any applicable state blue sky or securities laws.

         3.6 Information. The Seller (a) has received and carefully reviewed the Purchaser Reports, and (b) has had the opportunity to ask questions and receive answers from the Purchaser concerning the Purchaser Reports and the terms and conditions of the offering of the Shares to obtain any documents relating to the Purchaser which are publicly available and any additional information or documents relating to the Purchaser which the Purchaser possesses or can acquire without unreasonable effort or expense.

         3.7 Seller Organizational Documents; Financial Statements. Attached hereto as Exhibits B and C, respectively, are true and complete copies of the Seller's Certificate of Formation and the Seller's Operating Agreement, as in full force and effect as of the date hereof. The Seller has provided to the Purchaser the combined balance sheets of Alliant Technologies, Inc. and Affiliates as of December 31, 1999 and 1998 and the related combined statements of income and equity and cash flows for the years then ended (the "Seller Financial Statements"). As of their respective dates, the Seller Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The combined balance sheets included into the Seller Financial Statements (including the related noted and schedules) fairly present in all material respects the combined financial position of Alliant Technologies, Inc. and Affiliates as of its date. Each of the combined statements of income and of changes in cash flow included in the Seller Financial Statements (including any related notes and schedules) fairly present in all material respects the results of operations and changes in cash flows, as the case may be, of Alliant Technologies, Inc. and Affiliates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein.

         3.8 Absence of Certain Changes. Except as disclosed in the Seller Financial Statements, since January 1, 2000 the Seller has conducted its business only in, and has not engaged in any material transaction other than in, the ordinary and usual course of its business and there has not been any material adverse change in the financial condition, business, prospects or results of operations of the Seller since January 1, 2000.

         3.9 Absence of Undisclosed Liabilities. The Seller does not have any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities included on the latest balance sheet contained in the Seller Financial Statements (the "Latest Balance Sheet"),
(b) current liabilities which have arisen in the ordinary course of business and consistent with the Seller's past practice after the date of the Latest Balance Sheet (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed to the Seller, and (c) other liabilities and obligations expressly disclosed in this Agreement or in any Transaction Document.

         3.10 Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or, to the knowledge of the Seller, threatened against the Seller preventing, or which, if determined adversely to the Seller would prevent the Seller from consummating the transactions contemplated by the Transaction Documents or would have a material adverse effect on the financial condition, business, prospects or results of operations of the Seller.

         3.11 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon the Seller.

         3.12 Disclosure. Neither this Article 3 nor any certificate or other item delivered to the Seller by or on behalf of the Seller with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE 4

                                    COVENANTS

         4.1      Confidentiality.

                  (a) Confidential Information exchanged between the parties. The Purchaser and the Seller have made, or expect to make available to each other Confidential Information (as defined herein) concerning their respective businesses, financial condition, operations, assets, properties, liabilities, and prospects in connection with transactions contemplated by this Agreement or pursuant hereto. The term "Confidential Information" shall mean all information concerning the Furnishing Party or any of its Subsidiaries or Affiliates, whether in verbal, visual, written, electronic or other form which is made available by the Furnishing Party to the Receiving Party or any its Representatives (as defined herein) and which the Furnishing Party identifies to the Receiving Party, whether verbally or in writing, as being confidential. The term "Confidential Information" shall not apply to (i) any information which (A) the Receiving Party can establish by convincing evidence was already in its rightful possession prior to the disclosure thereof to it by the Furnishing Party; (B) was then generally known to the public other than as a result of a disclosure by the Receiving Party or its Representative; (C) became known to the public through no fault of the Receiving Party; or (D) was disclosed to the Receiving Party by a third-party who, to the Receiving Party's knowledge, was not bound by an obligation of confidentiality; or (ii) information disclosed pursuant to a legal, regulatory requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the Receiving Party will give reasonable prior written notice of such disclosure to the Furnishing Party, and disclosure under this clause (ii) does not constitute the public knowledge under clause (i). The term "Representative" shall mean the Receiving Party's agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors. The Receiving Party acknowledges that it has informed and hereafter shall inform its Representatives of the terms of this Section 4.1. Any breach of this Section 4.1 by a Representative of the Receiving Party shall be deemed to be a breach thereof by the Receiving Party.

                  (b) Use of Confidential Information. Confidential Information shall be (i) kept confidential, (ii) used solely by the Receiving Party and its Representatives, (iii) used solely for the purposes specified by the Furnishing Party at the time the Furnishing Party furnishes the Confidential Information to the Receiving Party, and (iv) treated as the sole property of the Furnishing Party.

                  (c) Equitable Relief. In addition to all other remedies that may be available to the Furnishing Party in connection with a breach by the Receiving Party of its or its Representative's obligations under this Section 4.1, the Furnishing Party shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 4.1. The Receiving Party waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         4.6 Securities Laws. The Purchaser shall timely file a Notice of Sale of Securities Pursuant to Regulation D on Form D with respect to the Shares with the SEC as required under Regulation D and to provide a copy thereof to the Seller promptly after such filing.

         4.7 Legends. The Purchaser may endorse on all certificates evidencing the Shares a legend restricting their transfer that shall read as follows: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States. The securities represented hereby have been acquired for investment and may not be sold, transferred, pledged, assigned or otherwise disposed of in the absence of an effective registration statement for the securities under the Securities Act or an opinion, if requested, of counsel satisfactory to the Purchaser that registration is not required under the Securities Act."

                                    ARTICLE 5

                                   CONDITIONS

         5.1 Conditions to Obligations of the Purchaser to Effect the Sale at the First Closing and the Second Closing. The obligations of the Purchaser to effect the Sale at each Closing shall be subject to the fulfillment or waiver at or prior to each Closing of the following conditions:

                  (a) Each representation and warranty by the Seller (including those relating to equity holders of the Seller) set forth in Article 3 shall be true and correct in all material respects as of the Closing.

                  (b) The Seller shall have performed in all material respects each covenant or other obligation required to be performed by it pursuant to the Transaction Documents prior to the each Closing.

                  (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Seller or any of its assets to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect the Seller's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

                  (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Seller to effect the portion of the Sale scheduled for such Closing or any other transaction contemplated by the Transaction Documents shall have been duly made or obtained and the Seller shall have delivered copies thereof to the Purchaser.

                  (f) The Seller shall have delivered to the Purchaser a certificate, dated as of the Closing, signed by the Chief Executive Manager of the Seller stating that the conditions set forth in Sections 5.1(a) through (e) have been satisfied.

                  (g) The Seller shall have delivered to the Purchaser a copy of the resolutions duly adopted by the Directors Committee of the Seller authorizing the Seller's execution, delivery and performance of the Transaction Documents to which the Seller is a party, the Sale, and all other transactions contemplated by the Transaction Documents, as in effect as of each Closing, certified by the Chief Executive Manager of the Seller.

                  (h) The Seller shall have delivered to the Purchaser a certificate (dated not more than five business days prior to the Closing) of the Secretary of State of the State of New Jersey as to the good standing of the Purchaser in New Jersey.

         5.2 Additional Conditions to Obligations of the Purchaser to Effect the Sale at the First Closing. The obligations of the Purchaser to effect the Sale at the First Closing shall be subject to the fulfillment or waiver at or prior to the First Closing of the additional following conditions:

                  (a) The Seller shall have delivered to the Purchaser a certificate evidencing the Initial Units.

         5.3 Additional Conditions to Obligations of the Purchaser to Effect the Sale at the Second Closing. The obligations of the Purchaser to effect the Sale at shall be subject to the fulfillment or waiver at or prior to the Second Closing of the following additional conditions:

                  (a) The Purchaser shall have completed the Financing.

                  (b) The Seller shall have delivered to the Purchaser a certificate evidencing the Subsequent Units.

         5.4 Conditions to Obligations of the Seller to Effect the Sale at the First and Second Closings. The obligations of the Seller to effect the Sale shall be subject to the fulfillment or waiver at or prior to the First Closing and the Second Closing of the following conditions:

                  (a) Each representation and warranty of the Purchaser set forth in Article 2 shall be true and correct in all material respects as of the each Closing.

                  (b) The Purchaser shall have performed in all material respects each covenant or other obligation required to be performed by it pursuant to the Transaction Documents prior to each Closing.

                  (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Purchaser to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect the Purchaser's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

                  (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Purchaser to effect the portion of the Sale scheduled for such Closing or any other transaction contemplated by the Transaction Documents shall have been duly made or obtained and the Purchaser shall have delivered copies thereof to the Seller.

                  (f) The Purchaser shall have delivered to the Seller a certificate dated the Closing, signed by the President of the Purchaser stating that the conditions set forth in Section 5.4 (a) through (e) have been satisfied.

                  (g) The Purchaser shall have delivered to the Seller a copy of the resolutions duly adopted by the Purchaser's board of directors authorizing the Purchaser's execution, delivery and performance of the Transaction Documents to which the Purchaser is a party, the Sale, and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of the Purchaser.

                  (h) The Purchaser shall have delivered to the Seller a certificate (dated not more than five business days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of the Purchaser in New Jersey.

         5.5 Additional Conditions to Obligations of the Seller to Effect the Sale at the First Closing. The obligations of the Seller to effect the Sale at the First Closing shall be subject to the fulfillment or waiver at or prior to the First Closing of the following additional conditions:

                  (a) The Purchaser shall have delivered to the Seller $250,000 in cash or other immediately available U.S. funds.

                  (b) The Purchaser shall have delivered to the Seller a certificate representing the Shares.

                  (c) The Shares shall have been listed, or approved for listing subject to issuance, on the Nasdaq SmallCap (or such other market or exchange on which the Common Stock is then listed).

         5.6 Additional Conditions to Obligations of the Seller to Effect the Sale at the Second Closings. The obligations of the Seller to effect the Sale at the Second Closing shall be subject to the fulfillment or waiver at or prior to the Second Closing of the following conditions:

                  (a) The Purchaser shall have completed the Financing.

                  (b) The Purchaser shall have delivered to the Seller $250,000 in cash or other immediately available U.S. funds.

                                    ARTICLE 6

                          SURVIVAL AND INDEMNIFICATION

         6.1      Survival of Representations, Warranties and Covenants.

                  (a)  Survival  Term.  All   representations,   warranties  and
covenants contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any party or on its behalf) and will continue in full force and effect for:

                           (i)  perpetuity,  in the case of the  representations
and warranties in Sections 2.3, 2.4, 3.2 and 3.3; and;

                           (ii) for a period of two years  following the Closing
Date for all other representations and warranties set forth in Articles 2 and 3, and for the covenant in Section 4.1.

                  (b) Special Rule for Fraud.  Notwithstanding  anything in this
Section 6.1 to the contrary, in the event of a breach by any party of a representation or warranty which breach is intentional, or constitutes fraud, the representation or warranty that has been breached will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any party or on its behalf) and will continue in full force and effect for six years following the Closing Date or the discovery of such fraud, whichever is later.

                  (c) No Waiver. Neither a party's participation in the consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other party be true and correct) will constitute a waiver by such participating party of any representation or warranty of any party or otherwise affect the survival of any such representation or warranty.

         6.2      Indemnification Obligations of the Purchaser.

                  (a) Specific Indemnifiable Losses. The Purchaser will indemnify the Seller and its Affiliates, shareholders, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Seller Indemnitees") in respect of, and save and hold each Seller Indemnitee harmless against and pay on behalf of or reimburse each Seller Indemnitee as and when incurred, any Loss which any Purchaser Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication:

                           (i)  subject to the  survival  provisions  of Section
6.1, any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by the Purchaser set forth in this Agreement or any certificate or other instrument or document furnished to the Seller by the Purchaser pursuant to any Transaction Document;

                           (ii) any intentional  misrepresentation  or breach of
any representation or warranty arising out of fraud by the Purchaser set forth in this Agreement or any certificate or other instrument or document furnished to the Seller by the Purchaser pursuant to any Transaction Document; or

                           (iii) any nonfulfillment or breach of any covenant or
agreement of the Purchaser set forth in any Transaction Document.

                  (b) Limitation of Liability. In no event, except with respect to any claim described in Sections 6.2(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of the Purchaser exceeds $10,000, then indemnification for such obligation shall be made to the full extent of Losses in excess of $10,000. In no event, except with respect to any claim described in Sections 6.2(a)(ii) and 6.1(b) of this Agreement, shall the indemnify obligation of the Purchaser under this Agreement exceed, in the aggregate, $750,000.

         6.3      Indemnification Obligations of the Seller.

                  (a) Specific Indemnifiable Losses. The Seller will indemnify the Purchaser and its Affiliates, members, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Purchaser Indemnitees") in respect of, and save and hold each Purchaser
Indemnitee harmless against and pay on behalf of or reimburse each Purchaser Indemnitee as and when incurred, any Loss which any Purchaser Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of, without duplication:

                           (i)  subject to the  survival  provisions  of Section
6.1, any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by the Seller set forth in this Agreement or any certificate or other instrument or document furnished to the Purchaser by the Seller pursuant to any Transaction Document;

                           (ii) any intentional  misrepresentation  or breach of
any representation or warranty arising out of fraud by the Seller set forth in this Agreement or any certificate furnished to the Purchaser by the Seller pursuant to any Transaction Document; or

                           (iii) any nonfulfillment or breach of any covenant or
agreement of the Seller set forth in any Transaction Document.

                  (b) Limitation of Liability. In no event, except with respect to any claim described in Sections 6.3(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of the Seller exceeds $10,000, then indemnification for such obligation shall be made to the full extent of Losses (including the initial $10,000). In no event, except with respect to any claim described in Sections 6.3(a)(ii) and 6.1(b) of this Agreement, shall the indemnity obligation of the Seller under this Agreement exceed, in the aggregate, $750,000.

         6.4      Indemnification Procedures.

                  (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 6.2 or Section 6.3 (an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a Government Entity or other third-party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 6.2 or Section 6.3, as applicable, except to the extent that such failure actually harms the Indemnifying Party. Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

                  (b) Control of Defense; Conditions. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a Government Entity or other third-party in question seeks only the recovery of a sum of money for which indemnification is provided in Section 6.2 or Section 6.3, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

                           (i)  enter  into an  agreement  with the  Indemnified
Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the
Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

                           (ii) furnish the Indemnified Party with evidence that
the Indemnifying Party, in the Indemnified Party's reasonable judgment, is and will be able to satisfy any such liability.

                  (c)  Control  of  Defense;  Related  Matters.  Notwithstanding
Section 6.4(b):

                           (i)  the  Indemnified   Party  will  be  entitled  to
participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense; provided, that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense;

                           (ii) the  Indemnifying  Party will not be entitled to
assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if

                                     (A)  the   Indemnified   Party   reasonably
believes that an adverse determination of such Proceeding could be materially detrimental to or injure the Indemnified Party's reputation or future business prospects, or

                                     (B) a court of competent jurisdiction rules
that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

                           (iii) the  Indemnifying  Party must  obtain the prior
written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding.

                                    ARTICLE 7

                            TERMINATION/CANCELLATION

         7.1      Events of Termination/Cancellation.

                  (a) Prior to the First Closing. This Agreement may be terminated at any time prior to the First Closing:

                           (i) By mutual  consent of the Purchaser and the Chief
Executive Manager of the Seller;

                           (ii) By the Seller or the  Purchaser  in the event of
(i) a breach by the other party of any representation or warranty contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate when combined with other such breaches, would cause the conditions set forth in Section 5.2 or Section 5.3, as the case may be, not to be met by the date of the First Closing or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (b) After December 31, 2000. The Second Closing may be canceled by the Seller after December 31, 2000 in the event that on or before December 31, 2000 the Purchaser does not register the resale of the Shares on Form S-3 under the Securities Act of 1933, as amended.

         7.2 Effect of Termination/Cancellation. In the event of the termination of this Agreement pursuant to Section 7.1(a), this Agreement, except for the provisions of Section 4.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. In the event of the cancellation of the Second Closing pursuant to Section 7.1(b), (i) the Seller shall redeem 71,428 units of the Initial Units, and (ii) the Purchaser shall redeem the Shares.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Waivers, Amendments to be in Writing. No waiver, amendment, modification or supplement of this Agreement will be binding upon a party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such party.

         8.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Purchaser and the Seller will bind and inure to the benefit of the respective successors and assigns of the Purchaser and the Seller, whether so expressed or not. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Purchaser or the Seller.

         8.3 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         8.4 Jurisdiction. Each of the parties hereby (a) irrevocably submits to the exclusive jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (b) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution under the law of another jurisdiction, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         8.5      Notices.

                  (a) All demands, notices, communications and reports ("notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 8.5.

            If to the Seller:

            Technology Keiretsu, LLC
            35 Airport Road, Suite 340
            Morristown, New Jersey  07950
            Attention:  Bruce Flitcroft
            Facsimile Number:  (973) 267-5237

            with a copy, which will not constitute notice to the Seller, to:
            ----------------------------------------------------------------

            Nuzzi, Mason & Cabana, LLC
            104 Elcock Avenue
            Boonton, New Jersey  07005
            Attention: Brian Mason

            If to the Purchaser:

            TechSys, Inc.
            44 Aspen Drive
            Livingston, New Jersey  07039
            Attention:  President

            with a copy, which will not constitute notice to the Purchaser, to:
            -------------------------------------------------------------------

            Pitney, Hardin, Kipp & Szuch LLP
            200 Campus Drive
            P.O. Box 1945
            Morristown, New Jersey  07962-1945
            Attention:  Joseph Lunin
            Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit postage pre-paid in the U.S. mail, or on the business day after deposit with a reputable overnight courier service delivery charges pre-paid, as the case may be.

         8.6 Severability of Provisions. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         8.7 Counterparts. The parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument.

         8.8  No  Third-Party  Beneficiaries.   Except  as  otherwise  expressly
provided in this Agreement, no Person which is not a party will have any right or obligation pursuant to this Agreement.

         8.9 Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         8.10 Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

         8.11 Transaction Expenses. The Purchaser and the Seller, whether or not the Sale is consummated, shall bear their own legal and other fees and expenses with respect to the Sale.

         8.12 Further Assurances. From and after the Closing, the Purchaser and the Seller will, and will cause their respective Affiliates to, execute all documents and take any other action which they are reasonably requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         8.13 Announcements. The Seller and the Purchaser shall have the right to review any press release or other public statement with respect to the transactions contemplated by this Agreement for a reasonable period of time before issuance thereof; provided, however, that the Purchaser shall be entitled, without the prior approval of the Seller, to make any press release or other public statement with respect to such transactions as is required by applicable law and regulations (although the Seller shall be consulted by the Purchaser in connection with any such press release or other public statement prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

         8.14 Cooperation on SEC Filings. The Purchaser and the Seller acknowledge that the Purchaser may now or in the future be required to include information concerning the Seller in SEC reports or other filings. The Seller shall provide the Purchaser with any information, certificates, documents or other materials about the Seller that are reasonably necessary to be included in such SEC reports or other filings.

                                    ARTICLE 9

                                   DEFINITIONS

         9.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person.

                  "Agreement" means this Purchase Agreement (including Exhibits) as it may be amended from time to time in accordance with its terms.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Financing" means a sale by the Purchaser of its securities in which the gross proceeds to the Purchaser equal or exceed $10,000,000.

                  "Furnishing Party" means the party providing Confidential Information.

                  "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

                  "Government Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Government Entity.

                  "Lien"  means  any  mortgage,   pledge,   security   interest,
encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien.

                  "Loss" means, with respect to any Person, any diminution in value, consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third-party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third-party (including any Government Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 6.4 through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Article 6.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Receiving   Party"  means  a  party  receiving   Confidential
Information.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" of any Person means any corporation, partnership, association or other business entity which such Person, directly or indirectly, controls or in which such Person has a majority ownership interest. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the managing director or general partner of such entity.

                  "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party hereto in connection with the Sale.

         9.2      Other Definitional Provisions.

                  (a) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement as a whole (including Exhibits) and not to any particular provision of this Agreement. Section and clause references contained in this Agreement are
references  to  Sections  and  clauses  in  this  Agreement,   unless  otherwise
specified.

                  (b) "Including." The term "including" means including, without limitation.

                  (c) Successor Laws. Any reference to any particular law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                TECHNOLOGY KEIRETSU, LLC


                                         BRUCE FLITCROFT
                                By:      ___________________________
                                         Bruce Flitcroft
                                         Chief Executive Manager


                                TECHSYS, INC.


                                         STEVEN L. TRENK
                                By:      ___________________________
                                         Steven L. Trenk
                                         President